UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 20, 2008

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.
Idaho Power Company
Form 8-K

ITEM 8.01      OTHER EVENTS

Power Cost Adjustment

On April 15, 2008, Idaho Power Company (IPC) filed its 2008-2009 Power Cost Adjustment (PCA) application with the Idaho Public Utilities Commission (IPUC) with a requested effective date of June 1, 2008.  The filing requested an increase to existing revenues of approximately $87.2 million.

Subsequently, the IPUC issued an order reducing IPC's request to $70.7 million, after applying $16.5 million of excess emission allowance gains, including interest, to reduce the PCA.  Both IPC and the IPUC Staff proposed separate recommendations for deviations from standard IPUC approved PCA methodology.  IPC's proposal was to flow through 100 percent of the deviation in net power supply costs and PURPA project expenses for the 2008-2009 PCA year instead of a 90/10 sharing between customers and shareholders.  This was denied by the IPUC.  The IPUC Staff proposed using a "normal" forecast for power supply costs and to equally divide the net power supply expenses implemented in the March 1, 2008 general rate case. The IPUC approved the Staff's recommendations on May 30, 2008.  The adopted distribution methodology results in an equal amount of power supply costs across all months as compared to an allocation that would have recognized significantly more power supply costs in the third quarter and less in the first and second quarters.  The IPUC decision is not expected to have a material impact on annual financial results.

On May 30, 2008, the IPUC approved an increase to existing revenues of $73.3 million, effective June 1, 2008, which results in an average rate increase to IPC's customers of 10.7 percent.

Fixed Cost Adjustment Mechanism

On March 12, 2007, the IPUC approved the implementation of a fixed cost adjustment mechanism (FCA) pilot program for residential and small general service customers.  The FCA is a rate mechanism designed to remove IPC's disincentive to invest in energy efficiency programs by separating (or decoupling) the recovery of fixed costs from the variable kilowatt-hour charge and linking it instead to a set amount per customer.  In the FCA, for each customer class, the number of customers is multiplied by a fixed cost per customer.  The cost per customer is based on IPC's revenue requirement as established in a general rate case.  This authorized fixed cost recovery amount is compared to the amount of fixed costs actually recovered by IPC.  The amount of over- or under-recovery is then returned to or collected from customers in a subsequent rate adjustment.  The pilot program began on January 1, 2007 and runs through 2009, with the first rate adjustment occurring on June 1, 2008 and subsequent rate adjustments occurring on June 1 of each year during its term.

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On March 14, 2008, IPC filed an application requesting a $2.4 million rate reduction under the FCA pilot program for the net over-recovery of fixed costs during 2007.  On May 30, 2008, the IPUC approved the rate reduction of $2.4 million to be distributed to residential and small general service customer classes equally on an energy basis during the June 1, 2008-May 31, 2009 FCA rate year.

Idaho Energy Efficiency Rider

On March 14, 2008, IPC filed an application with the IPUC requesting an increase to its Energy Efficiency Rider, which is the chief funding mechanism for IPC's investment in conservation, energy efficiency and demand response programs.  IPC proposed an increase from 1.5 percent to 2.5 percent of base revenues, or approximately $17 million annually, effective June 1, 2008.  The application also sought authorization to eliminate the current funding caps for residential and irrigation customers, which is expected to result in more equitable cost recovery between customer classes and authorization to utilize Energy Efficiency Rider funding to support customer programs aimed at the installation of small-scale renewable energy projects.

On May 30, 2008, the IPUC approved IPC's application to increase the Energy Efficiency Rider from 1.5 percent to 2.5 percent of base revenues, effective June 1, 2008, and approved IPC's request to eliminate the caps on the rider for residential and irrigation customers.  The IPUC denied IPC's request to utilize Energy Efficiency Rider funding to support customer programs aimed at the installation of small-scale renewable energy projects, but directed IPC to work with the IPUC Staff and other interested parties to develop a renewable energy program and submit it to the IPUC for approval.

Danskin CT1 Rate Base Application

On March 7, 2008, IPC filed an application with the IPUC requesting recovery of the costs associated with the construction of the Danskin CT1 plant, a gas-fired combustion turbine located at the Evander Andrews Power Complex near Mountain Home, Idaho.  Danskin CT1 began commercial operations on March 11, 2008.  In the filing, IPC requested adding to rate base approximately $65 million attributable to the cost of constructing the generating facility and the necessary transmission and interconnection facilities, which would have resulted in a base rate increase of 1.39 percent or $9 million annually.

On May 30, 2008, the IPUC authorized IPC to add to its base rates $56.7 million for the Danskin plant and $7.5 million for transmission and interconnection system upgrades, effective June 1, 2008, resulting in a base rate increase of 1.37 percent or $8.9 million in annual revenues.  The difference between costs filed and authorized are subject to future recovery.

Oregon Power Cost Adjustment Mechanism

On August 17, 2007, IPC filed an application with the Public Utility Commission of Oregon (OPUC) requesting the approval of a power cost adjustment mechanism to allow IPC to recover excess net power supply costs in a more timely fashion than through the existing deferral process.  A joint stipulation was filed with the OPUC on March 14, 2008, and the OPUC approved the stipulation on April 28, 2008.

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The new regulatory mechanism has two parts: an annual power cost update (APCU) and a power cost adjustment mechanism (PCAM). The APCU has two components:  the "October Update," where each October IPC will file calculations of its estimated net power supply expenses for the following April through March period, and the "March Forecast," where each March IPC will file a forecast of its estimated normalized net power supply expenses for the test period, updated for a number of variables including the most recent stream flow data and future wholesale electric prices.

The PCAM is a true-up to be filed each February beginning in February 2009, and compares actual net power supply expenses incurred in the preceding calendar year with expenses collected in rates pursuant to actual sales to customers and the APCU.  Actual expenses greater than those recovered in rates (positive deviations) are first reduced by the dollar equivalent of 250 basis points of return on equity (ROE) authorized in IPC's last general rate case.  For actual expenses less than those recovered in rates (negative deviations), the savings is reduced by the dollar equivalent of 125 basis points of ROE.  The power cost adjustment is 90 percent of the remainder and is added to a true-up account each December for possible recovery from or refund to customers, subject to application of an earnings test.  If IPC's earnings are within 100 basis points above or below its authorized ROE, no amounts are added to the true-up account.  If IPC's earnings are 100 basis points or more above or below its authorized ROE, the power cost adjustment amount (up or down to the 100 basis point range around authorized ROE) is added to the true-up account.  The power cost adjustment amount is then added to or subtracted from the APCU, with new rates effective each June 1.

IPC proposed a revenue increase of $4.8 million, or 15.69 percent, effective June 1, 2008, related to the base power supply expenses in the APCU.  On May 20, 2008, the OPUC approved IPC's proposed increase subject to refund while the OPUC staff completes its review of the APCU rate increments and revises tariff sheet language to clarify the intent of the adjustment mechanisms.  The new rates became effective on June 1, 2008.

Southwest Intertie Project

IPC entered into an agreement dated as of March 31, 2005 with White Pine Energy Associates, LLC (White Pine), which provided White Pine with a three-year exclusive option to purchase the Southwest Intertie Project (SWIP) rights-of-way, in whole or in part, from IPC.  The rights-of-way extend from Midpoint substation in south-central Idaho through eastern Nevada to the Dry Lake area northeast of Las Vegas, Nevada.

On March 28, 2008, Great Basin Transmission, LLC, as successor in interest to White Pine, exercised its option to purchase the southern portion of the SWIP rights-of-way from IPC.  This sale closed on May 30, 2008, resulting in a net pre-tax gain to IPC of approximately $3 million.

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Moody's Revises Rating Outlook for IDACORP and IPC

On June 3, 2008, Moody's Investors Service (Moody's) announced that it has revised its rating outlook to negative from stable for IDACORP, Inc. (IDACORP) and IPC, while affirming the existing ratings for both companies.  Moody's affirmed its Baa2 Issuer Rating on IDACORP and Baa1 senior unsecured rating on IPC, and its P-2 commercial paper rating on both companies.

Moody's stated that the outlook revision primarily reflects its concern about weakness in IPC's credit metrics in recent periods, reflecting the effects of poor hydro conditions and the adverse impact of the load growth adjustment rate on IPC's earnings and cash flow.  Moody's also stated that IPC faces a higher than historical average capital program over the next several years, which will require significant external financing to fund the expected negative free cash flow.

The following outlines the former and current Moody's ratings of IPC's and IDACORP's securities:

	IPC		IDACORP
	Former	Current	Former	Current
Corporate Credit Rating	Baa1	Baa1	Baa2	Baa2
Senior Secured Debt	A3	A3	None	None
Senior Unsecured Debt	Baa1	Baa1	Baa2	Baa2
Short-Term Tax-Exempt Debt	Baa1/VMIG-2	Baa1/VMIG-2	None	None
Commercial Paper	P-2	P-2	P-2	P-2
Credit Facility	Baa1	Baa1	Baa2	Baa2
Rating Outlook	Stable	Negative	Stable	Negative

The following outlines the current Standard & Poor's Ratings Services (Standard and Poor's), Moody's Investors Service (Moody's) and Fitch ratings of IPC's and IDACORP's securities:

	Standard and Poor's		Moody's		Fitch
	IPC	IDACORP	IPC	IDACORP	IPC	IDACORP
Corporate Credit Rating	BBB	BBB	Baa1	Baa2	None	None
Senior Secured Debt	A-	None	A3	None	A-	None
Senior Unsecured Debt	BBB-	BBB-	Baa1	Baa2	BBB+	BBB
	(prelim)	(prelim)
Short-Term Tax-Exempt	BBB-/	None	Baa1/	None	None	None
Debt	A-2		VMIG-2
Commercial Paper	A-2	A-2	P-2	P-2	F2	F2
Credit Facility	None	None	Baa1	Baa2	None	None
Rating Outlook	Stable	Stable	Negative	Negative	Negative	Negative

These security ratings reflect the views of the rating agencies. An explanation of the significance of these ratings may be obtained from each rating agency. Such ratings are not a recommendation to buy, sell or hold securities. Any rating can be revised upward or downward or withdrawn at any time by a rating agency if it decides that the circumstances warrant the change. Each rating should be evaluated independently of any other rating.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  June 4, 2008

IDACORP, Inc.

By:  /s/Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services and
Chief Financial Officer

Idaho Power Company

By:  /s/Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services and
Chief Financial Officer

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